UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 20, 2007 (March 14, 2007)
Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue, South San Francisco, California		94080

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:          (650) 624-3000
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On March 14, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cytokinetics, Incorporated (the “Company”) voted to approve the bonuses, stock option grants and salary increases for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the performance of the Company and such officers for the fiscal year ended December 31, 2006. The bonus payments were based on meeting specified targets with respect to the Company’s clinical development programs for its product candidates, advancement of its research programs for potential product candidates, completion of a collaboration arrangement for the Company’s cardiac contractility program, and its cash position. The salary increases for our named executive officers were based on a review of each officer’s respective performance against both the Company’s and the individual’s personal goals, the role each executive will play in 2007, and competitive salary data provided by third-party executive compensation consultants. The 2006 bonuses and 2007 salaries approved by the Compensation Committee were as follows:
2006 Bonus and 2007 Salary Information for Named Executive Officers

		2006	2007 Base
Name	Title	Bonus	Salary

James H. Sabry	Executive Chairman	$143,550	$435,000

Robert I. Blum	President and Chief Executive Officer	$100,800	$400,000

David J. Morgans	Senior Vice President, Preclinical Research and Development	$63,675	$320,000

Sharon A. Surrey-Barbari	Senior Vice President, Finance and Chief Financial Officer	$71,520	$334,000

Andrew A. Wolff	Senior Vice President, Clinical Research and Development and Chief Medical Officer	$64,515	$351,000
   On March 14, 2007, the Compensation Committee also established the target 2007 bonus award percentages for the named executive officers. Under the Company’s Executive Bonus Plan the Executive Chairman’s target bonus is 40% of his base salary, the President and Chief Executive Officer’s target bonus is 50% of his base salary, and the Senior Vice Presidents’ bonus targets remain at 30% of base salary.
   On March 14, 2007, the Compensation Committee also granted to the named executive officers stock options to purchase the Company’s common stock. All such stock options were granted under the Company’s 2004 Equity Incentive Plan. Options granted to the named executive officers had an exercise price of $6.81 per share, the closing price of the Company’s common stock on March 14, 2007, the date of grant. The options vest in equal installments over a 48 month period, subject to continuous active service to the Company during such period. The stock option grants approved by the Compensation Committee were as follows:

Name	Title	Stock Option Grants
James H. Sabry	Executive Chairman	100,000

Robert I. Blum	President and Chief Executive Officer	250,000

David J. Morgans	Senior Vice President, Preclinical Research and Development	65,000

Sharon A. Surrey-Barbari	Senior Vice President, Finance and Chief Financial Officer	60,000

Andrew A. Wolff	Senior Vice President, Clinical Research and Development and Chief Medical Officer	55,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INC.
Dated: March 20, 2007	By:	/s/ Robert I. Blum
Robert I. Blum
President and Chief Executive Officer